Exhibit 10.10 Compromise Agreement and Mutual Release

COMPROMISE AGREEMENT AND MUTUAL RELEASE

This Compromise Agreement and Mutual Release (the “Agreement”) is made on March 4, 2014 (the “Effective Date”), by and among the undersigned parties, in consideration of the promises made herein, as follows.

1. Nature and Effect of Agreement. This agreement consists of a compromise and settlement by each party of that party's claims against the other party and a release given by each party relinquishing all claims against the other party. By executing this agreement, each of the parties intends to and does hereby extinguish the obligations heretofore existing between them up to and including the Effective Date of this Agreement. This agreement is not, and shall not be treated as, an admission of liability by any party for any purpose.

2. Nature and Status of Disputes. This Agreement is intended to compromise and settle each of the following disputes. It is a condition precedent to the enforcement of this Agreement, that each of the listed disputes (a. – e.) are resolved through the execution and delivery of (i) additional written agreements, (ii) funds, and (iii) securities (the “RELATED REQUIREMENTS”).

a. “PRHL-MANAHAN LITIGATION” means the dispute and litigation between Premier Holding Corp., a Nevada corporation, (“PRHL”) and Brian Manahan, an individual (“MANAHAN”) that relates to ownership of 500,000 shares of PRHL common stock. Exhibit A to this Agreement contains the RELATED REQUIREMENTS for the PRHL-MANAHAN LITIGATION.

b. “PURCHASE OF TPC” means the dispute related to the purchase of The Power Company, LLC by PRHL among PRHL, WePower LLC, WePower Energy Corp., Randall Letcavage (“LETCAVAGE”), and Marvin Winkler (“WINKLER”). Exhibit B to this Agreement contains the RELATED REQUIREMENTS for the PURCHASE OF TPC.

c. “WEINFURTER INVESTMENT” means the dispute related to the $100,000 purchase of membership interests in Winkler Digital, LLC by Jeffrey Weinfurter (“WEINFURTER”). Exhibit C to this Agreement contains the RELATED REQUIREMENTS for the WEINFURTER INVESTMENT.

d. “GLADSTONE INVESTMENT” means the dispute related to the $204,000 purchase of membership interests in Liquipel Worldwide Licensing LLC by Patricia Gladstone (“GLADSTONE”). Exhibit D to this Agreement contains the RELATED REQUIREMENTS for the GLADSTONE INVESTMENT.

e. “EHRLICH INVESTMENT” means the dispute related to the $25,000 purchase of membership interests in Liquipel Worldwide Licensing LLC by Paul Ehrlich CPA Defined Benefit Plan (“EHRLICH”). Exhibit E to this Agreement contains the RELATED REQUIREMENTS for the EHRLICH INVESTMENT.

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3. Mutual Compromise Agreement. Each party, in consideration of the promises and concessions made by the other, hereby compromises and settles any and all past, present, or future claims, demands, obligations, or causes of action, whether based on tort, contract, or other theories of recovery, that the party now has or may hereafter have against the other party and the other party's predecessors and successors in interest, heirs, and assigns, arising from the subject matters described in Paragraph 2.

4. Mutual General Release. Each of the parties, on behalf of such party and such parties descendants, ancestors, dependents, heirs, executors, administrators, and assigns, hereby fully releases and discharges the other party and that party's descendants, ancestors, dependents, heirs, executors, administrators, and assigns, from all rights, claims, and actions that each party now has against the other party. Notwithstanding the foregoing Release, the parties do not intend to release the parties’ of their respective obligations under this Agreement.

5. Unknown Claims.

a. Each party acknowledges and agrees that the release applies to all claims for injuries, damages, or losses (whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, patent or latent), that such party may have against any other party up to and including the Effective Date. Each party waives application of Civil Code Section 1542.

b. Each party certifies reading and understanding the following provisions of Civil Code Section 1542:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

c. Each party understands and acknowledges that in consequence of this waiver of Civil Code Section 1542, even if a party should eventually suffer additional damages arising out of the disputes identified in Paragraph 2, such party will not be able to make any claim for those damages. Furthermore, each party acknowledges that such party consciously intends these consequences even as to claims for damages that may exist as of the date of this release but that such party does not know exist, and that, if known, would materially affect such party’s decision to execute this release, regardless of whether such party’s lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

6. Advice of Attorney. Each party warrants and represents that in executing this agreement, the party has relied on legal advice from the attorney of such party’s choice; that the terms of this agreement have been read and its consequences (including risks, complications, and costs) have been completely explained; and that such party fully understands the terms of this agreement. Each party further acknowledges and represents that, in executing this release, such has not relied on any inducements, promises, or representations made by the other party or any person representing or serving the other party.

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7. Conditions of Execution. Each party acknowledges and warrants that execution of this release is free and voluntary.

8. Execution of Other Documents. Each party to this agreement shall bear all attorneys' fees and costs arising from that party's own counsel in connection with this agreement, and the matters referred to herein, and all related matters. This paragraph shall be applicable to this entire agreement.

9. Governing Law. This agreement is entered into, and shall be construed and interpreted, in accordance with the laws of the State of California.

10. Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

11. DISCLOSURE OF CONFLICT, INDEMNITY AND HOLD HARMLESS. Each party acknowledges that Richard O. Weed, Lawyer and Counselor (“WEED”), has existing relationships with one or more parties to this Agreement and that WEED is unable to provide independent legal advice to any party to this Agreement, that WEED has informed each party to seek independent legal advice of such party’s own choosing before entering this Agreement or the RELATED REQUIREMENTS, and that WEED is not acting as counsel for any party to this Agreement and would be unable to represent any party in any dispute related to the subject matter of this Agreement. Moreover, each party agrees to indemnify and hold WEED harmless to the fullest extent possible from any claims, costs, or other obligations, including the fees of outside counsel, in defending WEED against any claim or liability under this Agreement.

IN WITNESS HEREOF, each of the undersigned parties have duly executed this Agreement to be effective as of the date set forth above.

PREMIER HOLDING CORP.

By: /s/ Randy Letcavage

Name: Randall M. Letcavage

Title: Chief Executive Officer

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BRIAN MANAHAN

By: /s/ Brian Manahan

Name: Brian Manahan

MARVIN WINKLER

By: /s/ Marvin Winkler

Name: Marvin Winkler

WEPOWER LLC

By: /s/ Marvin Winkler

Name: Marvin Winkler

Title: Managing Member

JEFF WEINFURTER

By: /s/ Jeffrey Weinfurter

Name: Jeffrey Weinfurter

PATRICIA GLADSTONE

By: /s/ Patricia Gladstone

Name: Patricia Gladstone

Paul Ehrlich CPA Defined Benefit Plan (“EHRLICH”)

By: /s/ Paul Ehrlich as Trustee for the Paul Ehrlich CPA Defined Benefit Plan

Name: Paul Ehrlich as Trustee for the Paul Ehrlich CPA Defined Benefit Plan

WEPOWER ENERGY CORP.

By: _______________________

Name: Sam Winkler

Title: President

WINK DIGITAL, LLC

By: /s/ Marvin Winkler

Name: Marvin Winkler

Title: Managing Member

Liquipel Worldwide Licensing LLC

By: /s/ Brian Manahan

Name: Brian Manahan

Title: Secretary

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EXHIBIT A

RELATED REQUIREMENTS FOR THE PRHL-MANAHAN LITIGATION

1. PRHL agrees to pay MANAHAN the sum of $35,000, payable as follows: $5,000 immediately upon execution of this agreement. If said payment is not made, this agreement as to the MANAHAN LAWSUIT becomes null and void. A $30,000 promissory note will also be given in favor of MANAHAN by PRHL and guaranteed by Randy Letcavage payable in equal monthly installments of $2,500 per month on or before the 25th calendar day of each month commencing February 25, 2014.

2. Marvin Winkler or WEPOWER ENERGY CORP. will transfer $15,000 of PRHL common stock (83,334 shares valued at $.18 per share) to MANAHAN.

3. MANAHAN agrees to sell no more than 30,000 shares of PRHL per month during the period ending June 30, 2014. Further LETCAVAGE and/or PRHL and/or its successor agrees to take all actions necessary to ensure that the stock is free to trade without restrictions except as set forth in this paragraph.

4. MANAHAN agrees to dismiss the Complaint filed against Letcavage and PRHL upon final payment as described in paragraph 1 to Exhibit A. The parties further agree, pursuant to Code of Civil Procedure Section 664.6, that the Orange County Superior Court shall retain jurisdiction to enforce the terms of this Agreement and/or modify it to facilitate the intent of the Agreement, subsequent to the dismissal of the Complaint upon noticed motion of any party.

5. Nothing in this Agreement shall release the transfer agent from any claims that MANAHAN may have against him/her in connection with this matter.

6. MANAHAN shall provide WEED with the full legal name, taxpayer identification number, mailing address, telephone number and email address for delivery of the shares of PRHL common stock.

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EXHIBIT B

RELATED REQUIREMENTS FOR THE PURCHASE OF TPC

1. WEPOWER LLC returns 5,000,000 shares of PRHL common stock to PRHL.

2. WEPOWER LLC delivers 2,500,000 shares of PRHL common stock to PRHL in exchange for the $5,000,000 Promissory Note executed by Kevin Donovan as President of WePower Eco Corp. a Delaware corporation.

3. PRHL executes an agreement that will pay WEPOWER LLC one (1) share of PRHL common stock for every Four Dollars ($4.00) of top line revenue earned by PRHL from business referrals by WEPOWER LLC in writing to PRHL.

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EXHIBIT C

RELATED REQUIREMENTS FOR THE WEINFURTER INVESTMENT

1. WEPOWER ENERGY CORP. agrees to purchase WEINFURTER’S membership interest in Wink Digital, LLC for $100,000 payable as follows: 555,556 shares of PRHL common stock (valued at $.18 per share) provided that the shares are either (a) registered with the SEC for immediate sale, or (b) immediately eligible for resale without restriction under Rule 144.

2. WEPOWER ENERGY CORP. shall acknowledge and agree to Compromise Agreement and Mutual Release.

3. WEINFURTER shall provide WEED with the full legal name, taxpayer identification number, mailing address, telephone number and email address for delivery of the shares of PRHL common stock.

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EXHIBIT D

RELATED REQUIREMENTS FOR THE GLADSTONE INVESTMENT

GLADSTONE INVESTMENT” means the dispute related to the $204,000 purchase of membership interests in Liquipel Worldwide Licensing LLC by Patricia Gladstone (“GLADSTONE”).

1. WEPOWER ENERGY CORP. agrees to purchase GLADSTONE’S membership interest in Liquipel Worldwide Licensing LLC for $204,000 payable as follows: 1,360,000 shares of PRHL common stock (valued at $.15 per share) provided that the shares are either (a) registered with the SEC for immediate sale, or (b) immediately eligible for resale without restriction under Rule 144.

2. WEPOWER ENERGY CORP. shall acknowledge and agree to Compromise Agreement and Mutual Release.

3. GLADSTONE shall provide WEED with the full legal name, taxpayer identification number, mailing address, telephone number and email address for delivery of the shares of PRHL common stock.

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EXHIBIT E

RELATED REQUIREMENTS FOR THE EHRLICH INVESTMENT

“EHRLICH INVESTMENT” means the dispute related to the $25,000 purchase of membership interests in Liquipel Worldwide Licensing LLC by Paul Ehrlich CPA Defined Benefit Plan (“EHRLICH”).

1. WEPOWER ENERGY CORP. agrees to purchase EHRLICH’S membership interest in Liquipel Worldwide Licensing LLC for $25,000 payable as follows: 138,889 shares of PRHL common stock (valued at $.18 per share) provided that the shares are either (a) registered with the SEC for immediate sale, or (b) immediately eligible for resale without restriction under Rule 144.

2. WEPOWER ENERGY CORP. shall acknowledge and agree to Compromise Agreement and Mutual Release.

3. EHRLICH shall provide WEED with the full legal name, taxpayer identification number, mailing address, telephone number and email address for delivery of the shares of PRHL common stock.

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